Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IXYS Corporation

Milpitas, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 13, 2014, relating to the consolidated financial statements, the effectiveness of IXYS Corporation’s internal control over financial reporting, and schedules of IXYS Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014.

/s/ BDO USA, LLP

San Francisco, CA

November 7, 2014